UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 10, 2008

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida	33619
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Common Stock and Series C Preferred Stock Offering

On June 12, 2008, nFinanSe Inc. (the “Company”) entered into Securities Purchase Agreements, dated as of June 12, 2008 (the “Purchase Agreements”), with several institutional and accredited investors (collectively, the “Purchase Investors”), pursuant to which the Company issued and sold to the Purchase Investors an aggregate of (i) 832,500 shares of its common stock, $0.001 par value per share (“Common Stock”), (ii) 3,225,000 shares of its Series C Convertible Preferred Stock, $0.001 par value per share (“Series C Preferred Stock”), and (iii) warrants to purchase 2,028,750 shares of Common Stock at an exercise price of $2.30 per share (the “Purchase Warrants”), for an aggregate purchase price of $8,115,000.

Pursuant to the terms of the Purchase Agreements, each Purchase Investor who invested $500,000 or less received (i) shares of Common Stock at a purchase price of $2.00 per share, and (ii) Purchase Warrants to purchase a number of shares of Common Stock equal to 50% of the shares of Common Stock purchased by such Purchase Investor; provided, however, that at such time as such Purchase Investor, together with its affiliates, owned 750,000 shares of Common Stock, each such Purchase Investor received (A) shares of Series C Preferred Stock (“Preferred Shares”) at the purchase price of $2.00 per share, and (B) Purchase Warrants to purchase a number of shares of Common Stock equal to 50% of the Preferred Shares purchased by such Purchase Investor.  Each Purchase Investor who invested over $500,000 received (x) Preferred Shares at the purchase price of $2.00 per share, and (y) Purchase Warrants to purchase a number of shares of Common Stock equal to 50% of the Preferred Shares purchased by such Purchase Investor.

Pursuant to the terms of the Purchase Agreement, in consideration for participation in the offer and sale of the Common Stock, Series C Preferred Stock and the Purchase Warrants, each Purchase Investor who invested an amount equal to at least 50% of such Purchase Investor’s investment in the Company’s June 29, 2007 offer and sale of Common Stock, Series B Preferred Stock (as defined below) and warrants to purchase an aggregate of 1,511,600 shares of Common Stock (collectively, the “June 2007 Warrants”), such Purchase Investor’s June 2007 Warrants were amended as of the closing date of the Purchase Agreements such that the exercise price per share of such Purchase Investor’s June 2007 Warrants was reduced from $5.00 per share to $2.30 per share.  Except for the above-referenced amendment, the June 2007 Warrants remained unchanged and in full force and effect.

Also on June 12, 2008, the Company entered into Securities Exchange Agreements, dated as of June 12, 2008 (the “Exchange Agreements”), with several institutional and accredited investors (the “Exchange Investors” and, together with the Purchase Investors, the “Investors”).  Pursuant to the Exchange Agreements, the Company issued (i) an aggregate of 587,500 of Common Stock and 812,500 shares of Series C Preferred Stock in exchange for the surrender by the Exchange Investors of 1,120,000 shares of Common Stock purchased by the Exchange Investors from the Company between March 21, 2008 and May 16, 2008, and (ii) warrants to purchase up to 700,000 shares of Common Stock at an exercise price of $2.30 per share (“Exchange Warrants” and, together with the Purchase Warrants, the “Warrants”) in exchange for the surrender by the Exchange Investors of warrants to purchase up to 560,000 shares of Common Stock at an exercise price of $3.25 per share purchased by the Exchange Investors between March 21, 2008 and May 16, 2008.

Pursuant to the terms of the Purchase Agreements and the Exchange Agreements, the Company shall, upon request from the Investors and subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, prepare and file with the Securities and Exchange Commission (the “SEC”), as soon as reasonably practicable, a registration statement on such form that is then available to the Company (the “Registration Statement”) to enable the resale of (i) the Common Stock and, (ii) the shares of Common Stock into which the Series C Preferred Stock is convertible and the Warrants are exercisable (collectively, the “Conversion Shares”), by the Investors from time to time on the OTC Bulletin Board or in privately-negotiated transactions.  The Company shall also use its commercially reasonable efforts to cause the Registration Statement to become effective and to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding the earlier of (i) in the case of the Common Stock and Conversion Shares issued to the Purchase Investors pursuant to the terms of the Purchase Agreements, (A) all of such Common Stock and Conversion Shares has been sold, (B) all of such Common Stock and Conversion Shares may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Act”), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 of the Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected Purchase Investors, or (C) the second anniversary of the closing date of the Purchase Agreements, and (ii) in the case of the Common Stock and Conversion Shares issued to the Exchange Investors pursuant to the terms of the Exchange Agreements, (A) the second anniversary of the closing date of the Exchange Agreements, (B) the date on which the Exchange Investors may sell all of such Common Stock and Conversion Shares without restriction by the volume limitations of Rule 144(e) of the Act, or (C) such time as all of such Common Stock and Conversion Shares have been sold pursuant to a registration statement.

The Warrants entitle the Investors to purchase up to an aggregate of 2,728,750 shares of Common Stock at an exercise price of $2.30 per share, which exercise price is subject to customary adjustments for Common Stock splits and reverse stock splits.  The Purchase Warrants expire after a five-year term and may be exercised by means of a “cashless exercise.”  In the event that the Company shall consolidate with or merge with or into another person or entity, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its Common Stock into property or other securities (each, a “Triggering Transaction”), the Purchase Warrants shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as the Purchase Investors would have received had they been the record owner, at the time of completion of a Triggering Transaction, of that number of shares of Common Stock receivable upon exercise of the Purchase Warrants in full, less the aggregate exercise price payable in connection with the full exercise of the Purchase Warrants.  The Purchase Warrants are not exercisable by the Purchase Investors to the extent that, if exercised, they or any of their affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock.  With respect to the securities purchased by Midsummer Investment, Ltd. (“Midsummer”), the Company has agreed that the Series C Preferred Stock and Purchase Warrants held by Midsummer shall not converted or exercised (as the case may be) such that Midsummer or any of its affiliates would own in excess of 4.9% of the then issued and outstanding shares of Common Stock.

Collins Stewart LLC and Emerging Growth Equities, Ltd. (“EGE”) acted as placement agents for the above-described transactions and will share equally a $535,600 fee and a warrant to purchase 109,150 shares of Common Stock, exercisable at $2.53 per share and expiring on June 12, 2013.  Robert A. Berlacher, a former member of the Company’s Board of Directors and a current stockholder of the Company, is a co-founder and director of EGE Holdings, Ltd. (“EGE Holdings”), a holding company with a 100% ownership interest in EGE.  Mr. Berlacher received no compensation from EGE Holdings or EGE related to the Company’s sale or exchange of Common Stock, Series C Preferred Stock and the Warrants.

    The foregoing is a summary description of certain terms of the Purchase Agreements, Exchange Agreements and the Warrants.  The form of the Purchase Agreements, the form of the Exchange Agreements and the form of the Warrants are attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 attached hereto.

Loan and Security Agreement

On June 10, 2008 the Company and its wholly-owned subsidiary, nFinanSe Payments Inc. (collectively, the “Borrowers”), entered into a Loan and Security Agreement with Ballyshannon Partners, L.P., Ballyshannon Family Partnership, L.P., Midsummer, Porter Partners, L.P. and Trellus Partners, L.P. (collectively, the “Lenders”).  The Loan and Security Agreement established a revolving credit facility in the maximum aggregate principal amount of $15,500,000 (the “Credit Facility”), with the Borrowers’ obligations secured by a lien on substantially all of their assets.  Loans will be funded by the Lenders into a deposit account subject to the Lenders’ lien, and funds in the deposit account will be used solely to make payments to stored value card issuers for credit to stored value cards.  Loan amounts in the deposit account will accrue interest at 6% per annum, and loan amounts withdrawn from the deposit account will accrue interest at 16% per annum.  Loans may be repaid and reborrowed in accordance with the provisions of the Loan and Security Agreement.

The maturity date of the Credit Facility is one year after the date of the initial borrowing.  The maturity date may be extended by an additional six months upon the satisfaction of certain conditions.  The Credit Facility provides for customary Events of Default, including but not limited to (i) the occurrence of a Material Adverse Change, and (ii) the occurrence of a Change of Control.  The Credit Facility contemplates that, with Lender consent, the maximum commitment may be increased to up to $20,000,000, and additional lenders may be added.

Collins Stewart LLC and EGE acted as placement agents for the Loan and Security transaction and will share equally a $310,000 fee.

Item 3.02.  Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  The Common Stock, Series C Preferred Stock and Conversion Shares have not been registered under the Act.  The Company offered and sold the Common Stock, Series C Preferred Stock and Conversion Shares to the Investors in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 3.03.  Material Modification to Rights of Security Holders.

Amendment of the Series A Certificate

On June 12, 2008, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation (the “Series A Certificate of Amendment”) to amend the Company’s Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock (the “Series A Certificate”), which sets forth the rights and preferences of the Company’s Series A Convertible Preferred Stock, $0.001 par value per share (“Series A Preferred Stock”).  The Series A Certificate of Amendment was filed pursuant to Section 78.1955 of the Nevada Revised Statutes and is effective as of June 12, 2008.

    The Series A Certificate of Amendment amends the Series A Certificate to provide that, (i) in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation”), the Series A Preferred Stock, the Company’s Series B Convertible Preferred Stock, $0.001 par value per share (“Series B Preferred Stock”), and the Series C Preferred Stock shall rank on a parity with each other with respect to any payments related to a Liquidation, and (ii) if the assets of the Company available for distribution to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are insufficient to make in full the payment required by the Series A Certificate, as amended, in the event of a Liquidation, then the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall share ratably in the distribution of such assets in proportion to the respective sums which would otherwise be payable upon such distribution related to a Liquidation if all sums so payable to the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock were paid in full.

The foregoing is a summary description of certain terms of the Series A Certificate of Amendment.  The complete Series A Certificate of Amendment is attached as Exhibit 99.4 and is incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.4 attached hereto.

Amendment of the Series B Certificate

On June 12, 2008, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation (the “Series B Certificate of Amendment”) to amend the Company’s Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock (the “Series B Certificate”), which sets forth the rights and preferences of the Series B Preferred Stock.  The Series B Certificate of Amendment was filed pursuant to Section 78.1955 of the Nevada Revised Statutes and is effective as of June 12, 2008.

The Series B Certificate of Amendment amends the Series B Certificate to provide that, (i) in the event of any Liquidation, the Series B Preferred Stock, the Series A Preferred Stock and the Series C Preferred Stock shall rank on a parity with each other with respect to any payments related to a Liquidation, and (ii) if the assets of the Company available for distribution to the holders of Series B Preferred Stock, Series A Preferred Stock and Series C Preferred Stock are insufficient to make in full the payment required by the Series B Certificate, as amended, in the event of a Liquidation, then the holders of the Series B Preferred Stock, Series A Preferred Stock and Series C Preferred Stock shall share ratably in the distribution of such assets in proportion to the respective sums which would otherwise be payable upon such distribution related to a Liquidation if all sums so payable to the holders of the Series B Preferred Stock, Series A Preferred Stock and Series C Preferred Stock were paid in full.

The foregoing is a summary description of certain terms of the Series B Certificate of Amendment.  The complete Series B Certificate of Amendment is attached as Exhibit 99.5 and is incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.5 attached hereto.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of the Series A Certificate and the Series B Certificate

The information provided in response to Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Series C Certificate

On June 12, 2008, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designations, Rights and Preferences of Series C Convertible Preferred Stock (the “Series C Certificate”), which sets forth the rights and preferences of the Series C Preferred Stock.  The Series C Certificate was filed pursuant to Section 78.1955 of the Nevada Revised Statutes and is effective as of June 12, 2008.

Pursuant to the Series C Certificate, the holders of the Series C Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of holders of Common Stock, shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Company, as amended, and shall be entitled to vote, with respect to any question upon which holders of Common Stock are entitled to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class.  Each holder of shares of Series C Preferred Stock shall be entitled to vote on an as-converted to Common Stock basis.

In the event of any Liquidation, before any distribution of assets of the Company shall be made to or set apart for the holders of the Common Stock, the holders of Series C Preferred Stock shall be entitled to receive payment out of such assets of the Company in an amount equal to the greater of (i) $2.00 per share of Series C Preferred Stock, and (ii) the amount such holder would have received if such holder had converted its shares of Series C Preferred Stock to Common Stock, subject to but immediately prior to such Liquidation.  If the assets of the Company available for distribution to the holders of Series C Preferred Stock, Series A Preferred Stock and Series B Preferred Stock are insufficient to make in full the above-referenced payment required by the Series C Certificate, then the holders of the Series C Preferred Stock, Series A Preferred Stock and Series B Preferred Stock shall share ratably in the distribution of such assets in proportion to the respective sums which would otherwise be payable upon such distribution related to a Liquidation if all sums so payable to the holders of the Series C Preferred Stock, Series A Preferred Stock and Series B Preferred Stock were paid in full.

As long as at least 33% of the shares of Series C Preferred Stock issued pursuant to the Purchase Agreements are outstanding, the consent of the holders of at least 33% of the shares of Series C Preferred Stock at the time outstanding shall be necessary for effecting:  (i) any amendment, alteration or repeal of any of the provisions of the Series C Certificate in a manner that will adversely affect the rights of the holders of the Series C Preferred Stock, and (ii) the authorization or creation by the Company of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action which would result in another series of preferred stock), in each case, ranking in terms of liquidation preference, redemption rights or dividend rights, pari passu with or senior to, the Series C Preferred Stock in any manner.  These listed actions by the Company will no longer require a vote of the holders of Series C Preferred Stock at such time as the Company first earns an annual EBITDA (earnings before interest, tax, depreciation and amortization) of at least $10,000,000 over any trailing 12-month period and Stockholder’s Equity as recorded on the Company’s balance sheet first becomes at least $15,000,000.

Shares of the Series C Preferred Stock are convertible at any time into shares of Common Stock by any holders thereof at the initial conversion price of $2.00 per share, which conversion price is subject to customary adjustments related to stock dividends, subdivisions and combinations.  In addition, if 10% or less of the aggregate shares of Series C Preferred Stock issued pursuant to the Purchase Agreements remain outstanding or, in the event of a sale, transfer or other disposition of all or substantially all the Company’s property assets or business to another corporation, in which the aggregate proceeds to the holders of the Series C Preferred Stock would be greater on an as-converted to Common Stock basis, all remaining outstanding shares of Series C Preferred Stock mandatorily convert into Common Stock.

The number of shares of Series C Preferred Stock that may be converted into Common Stock by any holder, and the number of shares of Series C Preferred Stock that shall be entitled to voting rights, shall be limited to the extent necessary to ensure that, following such conversion (or deemed conversion for voting purposes), the number of shares of Common Stock then beneficially owned by such holder and its affiliates does not exceed 9.99% of the total number of shares of Common Stock then issued and outstanding.

    The foregoing is a summary description of certain terms of the Series C Certificate.  The complete Series C Certificate is attached as Exhibit 99.6 and is incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.6 attached hereto.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Form of Securities Purchase Agreement, as executed by the Company and the Purchase Investors on June 12, 2008.
99.2	Form of Warrant, as issued by the Company to the Purchase Investors on June 29, 2007.
99.3	Form of Securities Exchange Agreement, as executed by the Company and the Exchange Investors on June 12, 2008.
99.4	Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation [Series A Preferred Stock], as filed with the Secretary of State of the State of Nevada on June 12, 2008.
99.5	Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation [Series B Preferred Stock], as filed with the Secretary of State of the State of Nevada on June 12, 2008.
99.6	Certificate of Designations, Rights and Preferences of Series C Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on June 12, 2008.
99.7
Loan and Security Agreement, dated as of June 10, 2008, among the Company, nFinanSe Payments Inc., each of the Lenders (as defined therein) listed on Schedule 1.1(a) thereto and Ballyshannon Partners, L.P., as agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	June 16, 2008	By:	/s/ JERRY R. WELCH
Name: Jerry R. Welch Title: Chief Executive Officer

1-PH/2930830.2

EXHIBIT INDEX

Exhibit Number	Description
99.1	Form of Securities Purchase Agreement, as executed by the Company and the Purchase Investors on June 12, 2008.
99.2	Form of Warrant, as issued by the Company to the Purchase Investors on June 29, 2007.
99.3	Form of Securities Exchange Agreement, as executed by the Company and the Exchange Investors on June 12, 2008.
99.4	Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation [Series A Preferred Stock], as filed with the Secretary of State of the State of Nevada on June 12, 2008.
99.5	Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation [Series B Preferred Stock], as filed with the Secretary of State of the State of Nevada on June 12, 2008.
99.6	Certificate of Designations, Rights and Preferences of Series C Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on June 12, 2008.
99.7
Loan and Security Agreement, dated as of June 10, 2008, among the Company, nFinanSe Payments Inc., each of the Lenders (as defined therein) listed on Schedule 1.1(a) thereto and Ballyshannon Partners, L.P., as agent.

1-PH/2930830.2